Exhibit 99.1

Electronic Arts Reports Strong Q1 FY25 Results
Live services drive Q1 expectation beat and builds momentum for FY25

REDWOOD CITY, CA – July 30, 2024 – (NASDAQ: EA) today announced preliminary financial results for its first quarter ended June 30, 2024.

“EA delivered a strong start to FY25, beating net bookings guidance as we continue to execute across our business,” said Andrew Wilson, CEO of EA. “Our focus on delivering bigger, bolder, and more connected experiences for our players has never been sharper and is illustrated by the record-breaking launch of EA SPORTS College Football 25 as we head into another historic Q2 sports season at EA.”

“Strong execution, live events and continued player engagement across our experiences, delivered Q1 results above expectations,” said Stuart Canfield, CFO of EA. “Looking ahead, the remarkable success of our launch week for College Football, combined with the upcoming launches for EA SPORTS Madden NFL, EA SPORTS FC and Dragon Age: The Veilguard, is building momentum for FY25 and beyond. We are well positioned to deliver our multi-year financial objectives.”

Selected Operating Highlights and Metrics

•Net bookings1 for the quarter totaled $1.262 billion, exceeding the high end of the guidance range of $1.250 billion. This was driven by stronger performance across Madden NFL 24, FC Online and FC Mobile.
•EA SPORTS FC™ celebrated real-world tournaments and events during Q1, attracting tens of millions of new fans and driving engagement across the franchise during the quarter.
•EA SPORTS™ Madden NFL delivered sustained momentum through the quarter, with weekly average users in Ultimate Team and total net bookings up double digits year-over-year.
•During the quarter, EA revealed Dragon Age: The Veilguard gameplay, which trended #1 on YouTube Gaming and received millions of views.
•After the quarter ended, EA SPORTS™ College Football 25 welcomed 5 million unique players into the game through its first week, with over 500,000 more playing via the EA Play trial.

Selected Financial Highlights and Metrics

•Net revenue was $1.660 billion for the quarter.
•Net cash provided by operating activities was $120 million for the quarter and $2.076 billion for the trailing twelve months.
•EA repurchased 2.8 million shares for $375 million during the quarter under the new stock repurchase program, bringing the total for the trailing twelve months to 10.2 million shares for $1.350 billion.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on September 18, 2024 to stockholders of record as of the close of business on August 28, 2024.

Quarterly Financial Highlights

	Three Months Ended
	June 30,
(in $ millions, except per share amounts)	2024	2023
Full game	250	443
Live services and other	1,410	1,481
Total net revenue	1,660	1,924

Net income	280	402
Diluted earnings per share	1.04	1.47

Operating cash flow	120	359

Value of shares repurchased	375	325
Number of shares repurchased	2.8	2.6

Cash dividend paid	50	52

Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	June 30,
(in $ millions)	2024	2023
Full game	1,822	2,039
Live services and other	5,476	5,544
Total net revenue	7,298	7,583

Net income	1,151	893

Operating cash flow	2,076	1,987

Value of shares repurchased	1,350	1,300
Number of shares repurchased	10.2	10.5

Operating Metric

The following is a calculation of our total net bookings1 for the periods presented:

	Three Months Ended June 30,		Twelve Months Ended June 30,
(in $ millions)	2024	2023	2024	2023
Total net revenue	1,660	1,924	7,298	7,583
Change in deferred net revenue (online-enabled games)	(398)	(346)	(184)	37
Total net bookings	1,262	1,578	7,114	7,620

Business Outlook as of July 30, 2024

Fiscal Year 2025 Expectations – Ending March 31, 2025

Financial outlook metrics:
•Net revenue is expected to be approximately $7.100 billion to $7.500 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $200 million.
•Net income is expected to be approximately $904 million to $1.085 billion.
•Diluted earnings per share is expected to be approximately $3.34 to $4.00.
•Operating cash flow is expected to be approximately $2.050 billion to $2.250 billion.
•The Company estimates a share count of 271 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings1 is expected to be approximately $7.300 billion to $7.700 billion.

Second Quarter Fiscal Year 2025 Expectations – Ending September 30, 2024

Financial outlook metrics:
•Net revenue is expected to be approximately $1.900 billion to $2.000 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $50 million.
•Net income is expected to be approximately $204 million to $248 million.
•Diluted earnings per share is expected to be approximately $0.76 to $0.93.
•The Company estimates a share count of 267 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings1 is expected to be approximately $1.950 billion to $2.050 billion.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on July 30, 2024 at 2:00 pm PT (5:00 pm ET) to review its results for the first fiscal quarter ended June 30, 2024 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (888) 330-2446 (domestic) or (240) 789-2732 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until August 14, 2024 at (800) 770-2030 (domestic) or (647) 362-9199 (international) using conference code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of July 30, 2024” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences and trends; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part I, Item 1A of Electronic Arts’ latest Annual Report on Form 10-K under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission.

These forward-looking statements are current as of July 30, 2024. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2024.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2024, EA posted GAAP net revenue of approximately $7.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS™ Madden NFL, EA SPORTS™ College Football, Need for Speed™, Dragon Age™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Dragon Age, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, FIFA and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Andrew Uerkwitz	Erin Rheaume
Vice President, Investor Relations	Director, Financial Communications
650-674-7191	650-628-7978
auerkwitz@ea.com	erheaume@ea.com

1 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended June 30,

	2024	2023
Net revenue	1,660	1,924
Cost of revenue	263	368
Gross profit	1,397	1,556
Operating expenses:
Research and development	629	596
Marketing and sales	205	229
General and administrative	180	163
Amortization of intangibles	17	25
Restructuring	2	1
Total operating expenses	1,033	1,014
Operating income	364	542
Interest and other income (expense), net	30	14
Income before provision for income taxes	394	556
Provision for income taxes	114	154
Net income	280	402
Earnings per share
Basic	1.05	1.48
Diluted	1.04	1.47
Number of shares used in computation
Basic	266	272
Diluted	268	274

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on May 7, 2024 for the three months ended June 30, 2024 plus a comparison to the actuals for the three months ended June 30, 2023.

	Three Months Ended June 30,
	2024 Guidance (Mid-Point)		2024 Actuals	2023 Actuals
		Variance
Net revenue
Net revenue	1,625	35	1,660	1,924
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(425)	27	(398)	(346)
Cost of revenue
Cost of revenue	245	18	263	368
GAAP-based financial data
Acquisition-related expenses	(10)	—	(10)	(16)
Stock-based compensation	(5)	1	(4)	(2)
Operating expenses
Operating expenses	1,075	(42)	1,033	1,014
GAAP-based financial data
Acquisition-related expenses	(20)	3	(17)	(25)
Restructuring and related charges	(65)	59	(6)	(3)
Stock-based compensation	(135)	(4)	(139)	(128)
Income before tax
Income before tax	324	70	394	556
GAAP-based financial data
Acquisition-related expenses	30	(3)	27	41
Change in deferred net revenue (online-enabled games)[1]	(425)	27	(398)	(346)
Restructuring and related charges	65	(59)	6	3
Stock-based compensation	140	3	143	130
Tax rate used for management reporting	19%		19%	19%
Earnings per share
Basic	0.83	0.22	1.05	1.48
Diluted	0.82	0.22	1.04	1.47
Number of shares used in computation
Basic	268	(2)	266	272
Diluted	270	(2)	268	274

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	June 30, 2024	March 31, 2024[2]
ASSETS
Current assets:
Cash and cash equivalents	2,400	2,900
Short-term investments	366	362
Receivables, net	433	565
Other current assets	388	420
Total current assets	3,587	4,247
Property and equipment, net	558	578
Goodwill	5,379	5,379
Acquisition-related intangibles, net	373	400
Deferred income taxes, net	2,393	2,380
Other assets	418	436
TOTAL ASSETS	12,708	13,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	80	110
Accrued and other current liabilities	976	1,166
Deferred net revenue (online-enabled games)	1,412	1,814
Total current liabilities	2,468	3,090
Senior notes, net	1,882	1,882
Income tax obligations	525	497
Deferred income taxes, net	1	1
Other liabilities	432	437
Total liabilities	5,308	5,907

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,457	7,582
Accumulated other comprehensive loss	(60)	(72)
Total stockholders’ equity	7,400	7,513
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	12,708	13,420

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income	280	402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	80	88
Stock-based compensation	143	130
Change in assets and liabilities
Receivables, net	132	167
Other assets	58	96
Accounts payable	(11)	(18)
Accrued and other liabilities	(147)	(92)
Deferred income taxes, net	(13)	(93)
Deferred net revenue (online-enabled games)	(402)	(321)
Net cash provided by operating activities	120	359

INVESTING ACTIVITIES
Capital expenditures	(67)	(45)
Proceeds from maturities and sales of short-term investments	128	151
Purchase of short-term investments	(130)	(150)
Net cash used in investing activities	(69)	(44)

FINANCING ACTIVITIES
Cash dividends paid	(50)	(52)
Cash paid to taxing authorities for shares withheld from employees	(121)	(105)
Common stock repurchases	(375)	(325)
Net cash used in financing activities	(546)	(482)

Effect of foreign exchange on cash and cash equivalents	(5)	2
Change in cash and cash equivalents	(500)	(165)
Beginning cash and cash equivalents	2,900	2,424
Ending cash and cash equivalents	2,400	2,259

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY24	FY24	FY24	FY24	FY25	Change
Net revenue
Net revenue	1,924	1,914	1,945	1,779	1,660	(14%)
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(346)	(94)	421	(113)	(398)
Gross profit
Gross profit	1,556	1,458	1,416	1,422	1,397	(10%)
Gross profit (as a % of net revenue)	81%	76%	73%	80%	84%
GAAP-based financial data
Acquisition-related expenses	16	15	16	29	10
Change in deferred net revenue (online-enabled games)[1]	(346)	(94)	421	(113)	(398)
Stock-based compensation	2	2	2	2	4
Operating income
Operating income	542	377	365	234	364	(33%)
Operating income (as a % of net revenue)	28%	20%	19%	13%	22%
GAAP-based financial data
Acquisition-related expenses	41	39	37	101	27
Change in deferred net revenue (online-enabled games)[1]	(346)	(94)	421	(113)	(398)
Restructuring and related charges	3	—	—	61	6
Stock-based compensation	130	155	151	148	143
Net income
Net income	402	399	290	182	280	(30%)
Net income (as a % of net revenue)	21%	21%	15%	10%	17%
GAAP-based financial data
Acquisition-related expenses	41	39	37	101	27
Change in deferred net revenue (online-enabled games)[1]	(346)	(94)	421	(113)	(398)
Restructuring and related charges	3	—	—	61	6
Stock-based compensation	130	155	151	148	143
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings per share	1.47	1.47	1.07	0.67	1.04	(29%)
Number of shares used in computation
Basic	272	271	269	267	266
Diluted	274	272	271	270	268

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY24	FY24	FY24	FY24	FY25	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	301	346	431	265	190	(37%)
Packaged goods	142	275	187	68	60	(58%)
Full game	443	621	618	333	250	(44%)
Live services and other	1,481	1,293	1,327	1,446	1,410	(5%)
Total net revenue	1,924	1,914	1,945	1,779	1,660	(14%)
Full game	23%	32%	32%	19%	15%
Live services and other	77%	68%	68%	81%	85%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(21)	24	32	(37)	(47)
Packaged goods	(21)	46	4	(37)	(35)
Full game	(42)	70	36	(74)	(82)
Live services and other	(304)	(164)	385	(39)	(316)
Total change in deferred net revenue (online-enabled games) by composition[1]	(346)	(94)	421	(113)	(398)

Net revenue by platform
Console	1,167	1,187	1,229	1,049	1,005	(14%)
PC & Other	451	423	420	423	365	(19%)
Mobile	306	304	296	307	290	(5%)
Total net revenue	1,924	1,914	1,945	1,779	1,660	(14%)
GAAP-based financial data
Console	(266)	(35)	377	(94)	(328)
PC & Other	(77)	(34)	33	(10)	(70)
Mobile	(3)	(25)	11	(9)	—
Total change in deferred net revenue (online-enabled games) by platform[1]	(346)	(94)	421	(113)	(398)

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY24	FY24	FY24	FY24	FY25	Change
CASH FLOW DATA
Investing cash flow	(44)	(63)	(51)	(49)	(69)
Investing cash flow - TTM	(196)	(205)	(195)	(207)	(232)	(18%)
Financing cash flow	(482)	(351)	(431)	(360)	(546)
Financing cash flow - TTM	(1,606)	(1,609)	(1,622)	(1,624)	(1,688)	(5%)
Operating cash flow	359	112	1,264	580	120
Operating cash flow - TTM	1,987	2,211	2,352	2,315	2,076	4%
Capital expenditures	45	51	52	51	67
Capital expenditures - TTM	193	191	195	199	221	15%
Free cash flow[3]	314	61	1,212	529	53
Free cash flow[3] - TTM	1,794	2,020	2,157	2,116	1,855	3%
Common stock repurchases	325	325	325	325	375	15%
Cash dividends paid	52	51	51	51	50	(4%)
DEPRECIATION
Depreciation expense	49	49	48	50	51	4%
BALANCE SHEET DATA
Cash and cash equivalents	2,259	1,946	2,742	2,900	2,400
Short-term investments	343	359	362	362	366
Cash and cash equivalents, and short-term investments	2,602	2,305	3,104	3,262	2,766	6%
Receivables, net	517	1,047	867	565	433	(16%)
STOCK-BASED COMPENSATION
Cost of revenue	2	2	2	2	4
Research and development	93	113	108	104	101
Marketing and sales	11	13	14	14	12
General and administrative	24	27	27	28	26
Total stock-based compensation	130	155	151	148	143
RESTRUCTURING AND RELATED CHARGES
Restructuring	1	2	—	59	2
Office space reductions	2	(2)	—	2	4
Total restructuring and related charges	3	—	—	61	6

3Free cash flow is defined as Operating cash flow less Capital expenditures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in $ millions)

The following table provides a reconciliation of non-GAAP operating income and margin to their most directly comparable GAAP financial measure for the three months ended June 30, 2024 plus a comparison to the actuals for the three months ended June 30, 2023.

	Three Months Ended
	June 30,
	2024	2023	YOY % Change

Net revenue	1,660	1,924	(14%)

GAAP operating income	364	542	(33%)
Acquisition-related expenses	27	41
Restructuring and related charges	6	3
Stock-based compensation	143	130
Non-GAAP operating income	540	716	(25%)

GAAP operating margin	21.9%	28.2%
Non-GAAP operating margin	32.5%	37.2%
Impact from change in deferred net revenue (online-enabled games)	(2,120) bps	(1,380) bps

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP Guidance to Non-GAAP Guidance
(in $ millions)

The following table provides GAAP to Non-GAAP reconciliation of the Company’s FY25 guidance.

	Twelve Months Ending March 31, 2025
	GAAP-Based Financial Data									GAAP-Based Financial Data
		A		B	C	D
	GAAP Guidance Range			Acquisition-related expenses[2]	Restructuring and related charges[2]	Stock-based compensation[2]	Non-GAAP Guidance Range = A + B +C + D			Change in deferred net revenue (online-enabled games)[2]

Net revenue	7,100	to	7,500	—	—	—	7,100	to	7,500	200
Cost of revenue	1,480	to	1,520	(40)	—	(10)	1,430	to	1,470	—
Operating expense	4,345	to	4,435	(70)	(95)	(615)	3,565	to	3,655	—
Operating margin	18.0%	to	20.6%	150 bps	130 bps	860 bps	29.6%	to	31.7%	200 bps to 170 bps
Income before provision for income taxes	1,329	to	1,596	110	95	625	2,159	to	2,426	200
Net income[1]	904	to	1,085

Number of shares used in computation:
Diluted	271

1 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.
2 The mid-point of the range has been used for purposes of presenting reconciling items to operating margin.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP-Based Financial Data for Guidance
(in $ millions)

The following table provides supplemental information to the Company’s Q2 FY25 guidance.

	Three Months Ending September 30, 2024
	GAAP-Based Financial Data

	GAAP Guidance Range			Acquisition-related expenses	Restructuring and related charges	Stock-based compensation	Change in deferred net revenue (online-enabled games)

Net revenue	1,900	to	2,000	—	—	—	50
Cost of revenue	420	to	450	(10)	—	(5)	—
Operating expense	1,190	to	1,200	(20)	(65)	(160)	—
Income before provision for income taxes	300	to	365	30	65	165	50
Net income[1]	204	to	248

Number of shares used in computation:
Diluted	267

1 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.

Non-GAAP Financial Measures
As a supplement to the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance, including non-GAAP operating margin and free cash flow. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
The non-GAAP financial measures exclude acquisition-related expenses, stock-based compensation, restructuring and related charges, and capital expenditures, as applicable in any given reporting period and our outlook. The Company may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Management believes that these non-GAAP financial measures provide investors with additional useful information to better understand and evaluate the Company’s operating results and future prospects because they exclude certain items that may not be indicative of the Company’s core business, operating results, or future outlook. These non-GAAP financial measures, with further adjustments are used by management to understand ongoing financial and business performance.

The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan, and analyze future periods. Accordingly, the Company applies the same tax rate to its management reporting financial results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.